Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

March 31, 2023

Modiv Inc.
Supplemental Information - First Quarter 2023

Table of Contents

About the Data	3

Company Overview	4

Financial Results
Consolidated Statements of Operations - Last Five Quarters	5
Property Portfolio - Statements of Operations - First Quarter of 2023	6
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters	7
(Loss) Earnings Per Share - Last Five Quarters	8
FFO and AFFO - Last Five Quarters	9
Property Portfolio - FFO and AFFO - First Quarter of 2023	10
Adjusted EBITDA - Last Five Quarters	12
Leverage Ratio	13
Balance Sheets and Capitalization
Capitalization	14
Consolidated Balance Sheets	15
Property Portfolio - Balance Sheets - First Quarter of 2023	16
Debt Overview	17
Credit Facility and Mortgage Notes Covenants	18

Real Estate
Real Estate Acquisitions	19
Real Estate Dispositions	20
Top 10 Tenants	21
Property Type	21
Tenant Industry Diversification	22
Tenant Geographic Diversification	23
Lease Expirations	24

Appendix
Disclosures Regarding Non-GAAP and Other Metrics	25

About the Data

This data and other information described herein are as of and for the three months ended March 31, 2023 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 13, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, including the financial statements and management's discussion and analysis of financial condition and results of operations, filed on May 15, 2023.

Forward-Looking Statements

Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, including but not limited to impacts of the Russian war against Ukraine, supply-chain disruptions, increases in the rate of inflation and interest rates, local real estate conditions, tenant financial health, and property acquisitions and dispositions and the timing of any acquisitions and dispositions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Inc. (NYSE:MDV) (“Modiv”, the “Company”, “we”, “us” and “our”) is an internally managed real estate investment trust (“REIT”) that acquires, owns and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation's supply chains. Driven by an investor-first focus, the Modiv name reflects its commitment to providing investors with MOnthly DIVidends. As of May 15, 2023, Modiv had a $634 million real estate portfolio (based on estimated fair value) comprised of 4.3 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Modiv strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

Management Team:	Independent Directors:

Aaron S. Halfacre	Adam S. Markman
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Asma Ishaq
Chief Financial Officer and Secretary

Sandra G. Sciutto	Curtis B. McWilliams
Chief Accounting Officer

John C. Raney	Thomas H. Nolan, Jr.
Chief Legal Officer

William R. Broms	Kimberly Smith
Chief Investment Officer

Connie Tirondola

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

Transfer Agent:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
800-736-3001

Modiv Inc.
Consolidated Statements of Operations - Last Five Quarters

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Rental income (a)	$10,311,182	$13,804,540	$10,303,402	$10,144,477	$9,569,613

Expenses:
General and administrative (b)	1,908,055	2,252,304	1,838,388	1,615,182	2,106,183
Stock compensation expense	660,169	660,171	549,240	679,747	511,865
Depreciation and amortization	3,272,061	4,347,809	3,598,592	3,682,681	3,300,492
Interest expense (c)	4,018,792	2,826,490	2,514,838	1,197,154	1,568,175
Property expenses (d)	1,706,843	1,537,691	1,415,621	1,434,214	2,159,865
Impairment of real estate investment property (e)	3,499,438	2,080,727	—	—	—
Impairment of goodwill	—	—	—	—	17,320,857
Total expenses	15,065,358	13,705,192	9,916,679	8,608,978	26,967,437

Gain on sale of real estate investments	—	669,185	3,932,029	720,071	6,875,086
Operating (loss) income	(4,754,176)	768,533	4,318,752	2,255,570	(10,522,738)

Other income (expense):
Interest income	53,695	5,047	1,665	1,763	13,435
Income from unconsolidated investment in a real estate property	55,567	51,312	64,358	66,868	95,464
Loss on early extinguishment of debt (f)	—	—	—	—	(1,725,318)
Other	65,993	(104,157)	65,992	66,143	65,993
Other income (expense), net	175,255	(47,798)	132,015	134,774	(1,550,426)

Net (loss) income	(4,578,921)	720,735	4,450,767	2,390,344	(12,073,164)
Less: net (loss) income attributable to noncontrolling interest in Operating Partnership	(816,199)	(42,508)	528,540	219,214	(1,928,029)
Net (loss) income attributable to Modiv Inc.	(3,762,722)	763,243	3,922,227	2,171,130	(10,145,135)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders	$(4,684,597)	$(158,632)	$3,000,352	$1,249,255	$(11,067,010)

Net (loss) income per share attributable to common stockholders

Basic	$(0.62)	$(0.02)	$0.40	$0.17	$(1.47)
Diluted	$(0.62)	$(0.02)	$0.35	$0.14	$(1.47)
Weighted-average number of common shares outstanding
Basic	7,532,452	7,487,728	7,449,968	7,478,973	7,533,158
Diluted (g)	7,532,452	7,487,728	10,180,543	10,221,490	7,533,158

Distributions declared per common share (h)	$0.2875	$0.2875	$0.2875	$0.2875	$0.3875

(a)	Rental income includes tenant reimbursements for property expenses and the fourth quarter of 2022 includes an early termination fee of $3,781,929 received from Sutter Health.

(b)	General and administrative expenses in the fourth quarter of 2022 include a $500,000 accrual for estimated costs of relocating our corporate offices to Reno, Nevada.

(c)
Interest expense in the first quarter of 2023 includes a $1,722,184 unrealized loss on swap valuations and a $746,853 increase over the first quarter of 2022 in interest expense incurred in excess of derivative cash settlements.

(d)	Property expenses are largely offset by tenant reimbursements included in rental income.

(e)
The impairment charge for the first quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc through February 29, 2024. We determined that an impairment charge was triggered by expectations of a shortened holding period and estimated the property's fair value based upon current market comparables. The impairment charge for the fourth quarter of 2022 relates to an office property located in Rocklin, California to reflect the net realizable value as a result of its reclassification to asset held for sale. The sale of this property is scheduled to close by May 31, 2023.

(f)
Loss on early extinguishment of debt for the first quarter of 2022 includes non-recurring charges for (i) $1,164,998 in non-cash write-offs of deferred financing costs upon refinancing 20 mortgages and the prior credit facility with the KeyBank credit facility and mortgage repayments related to four asset sales; (ii) $615,336 of mortgage prepayment fees; and (iii) $733,000 of swap termination fees related to four of the mortgages refinanced with the KeyBank credit facility which were more than offset by the related write-off of unrealized valuation gains of $788,016.

(g)
Diluted shares outstanding for periods when we reported a net loss do not include the OP Units since they would be anti-dilutive. Diluted shares outstanding in the second and third quarters of 2022 include Class C, Class M, Class P and Class R OP Units since we reported net income for those quarters.

(h)
Distributions declared during the first quarter of 2022 include a one-time 13th distribution for 2021 of $0.10 per share paid to stockholders of record on December 31, 2021 based on how many days they held their shares during 2021.

Modiv Inc.
Property Portfolio - Statements of Operations - First Quarter of 2023

(Unaudited)
	Three Months Ended March 31, 2023
	Industrial Core	Tactical Non-Core (1)	Other Non-Core (2)	Non-Property & Other (3)	Consolidated
Rental income	$5,756,815	$2,778,344	$1,776,023	$—	$10,311,182

Expenses:
General and administrative	—	—	—	1,908,055	1,908,055
Stock compensation expense	—	—	—	660,169	660,169
Depreciation and amortization	1,924,868	806,415	540,778	—	3,272,061
Interest expense (4)	2,003,879	875,509	491,305	648,099	4,018,792
Property expenses	424,379	387,953	894,511	—	1,706,843
Impairment of real estate investment property	—	—	3,499,438	—	3,499,438
Total expenses	4,353,126	2,069,877	5,426,032	3,216,323	15,065,358

Operating income (loss)	1,403,689	708,467	(3,650,009)	(3,216,323)	(4,754,176)

Other income:
Interest income	—	—	—	53,695	53,695
Income from unconsolidated investment in a real estate property	55,567	—	—	—	55,567
Other (5)	—	—	—	—	—
Total other income	—	—	—	65,993	65,993
	55,567	—	—	119,688	175,255

Net income (loss)	1,459,256	708,467	(3,650,009)	(3,096,635)	(4,578,921)
Less: net loss attributable to noncontrolling interest in Operating Partnership	—	—	—	(816,199)	(816,199)
Net income (loss) attributable to Modiv Inc.	1,459,256	708,467	(3,650,009)	(2,280,436)	(3,762,722)
Preferred stock dividends	—	—	—	(921,875)	(921,875)
Net income (loss) attributable to common stockholders	$1,459,256	$708,467	$(3,650,009)	$(3,202,311)	$(4,684,597)

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022, which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease to the State of California's Office of Emergency Services (OES) into one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in the next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco's lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Other non-core assets includes 11 legacy retail properties and five legacy office properties. We define legacy assets as those inherited through prior mergers and acquisitions activity and such assets that were acquired by different management teams utilizing different investment objectives or underwriting criteria. Of the 16 assets, one office property was classified as held for sale as of March 31, 2023 and is scheduled to close by May 31, 2023. We are considering opportunities for the disposition of the remaining 15 properties.

(3)
We do not allocate non-property expenses across our property-specific segments; therefore, we report these expenses separately under the Non-Property & Other caption in the table above. Such expenses can include stock compensation expense, general and administrative, interest rate hedges, and other comprehensive items.

(4)	Non-Property & Other interest expense includes a net unrealized loss on interest rate swap valuation of $1,722,184 partially offset by derivative cash settlements of $1,074,085.

(5)	Other income reflects management fees earned for managing the TIC Interest.

Modiv Inc.
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net (loss) income	$(4,578,921)	$720,735	$4,450,767	$2,390,344	$(12,073,164)
Other comprehensive (loss) income: cash flow adjustment
Unrealized holding (loss) gain on interest rate swap designated as a cash flow hedge (a)	—	(216,200)	4,255,906	—	—
Amortization of unrealized holding gain on interest rate swap (b)	250,311	—	—	—	—
Comprehensive (loss) income	(4,328,610)	504,535	8,706,673	2,390,344	(12,073,164)
Net (loss) income attributable to noncontrolling interest in Operating Partnership	(816,199)	(42,508)	528,540	219,214	(1,928,029)
Other comprehensive (loss) income attributable to noncontrolling interest in Operating Partnership:
Unrealized holding (loss) gain on interest rate swap designated as a cash flow hedge (a)	—	(34,942)	637,429	—	—
Amortization of unrealized holding gain on interest rate swap (b)	37,141	—	—	—	—
Comprehensive (loss) income attributable to noncontrolling interest in Operating Partnership	(779,058)	(77,450)	1,165,969	219,214	(1,928,029)
Comprehensive (loss) income attributable to Modiv Inc.	$(3,549,552)	$581,985	$7,540,704	$2,171,130	$(10,145,135)

(a)
Reflects the change in fair value of the hedged derivative instrument for the six months ended December 31, 2022 that was designated as a cash flow hedge for financial accounting purposes beginning July 1, 2022.

(b)
Due to the $150 million Term Loan swap's failure to qualify as a cash flow hedge for the quarterly period ended March 31, 2023, the unrealized gain on interest rate swap derivative on the consolidated balance sheet is being amortized on a straight-line basis, as a reduction to interest expense, through the maturity date of the Term Loan. The interest rate swap derivative instrument failed to qualify as a cash flow hedge during the quarter ended March 31, 2023 because the swap was deemed ineffective due to the potential for a reduced term of the swap that could result from the one-time cancellation option on December 31, 2024 as compared with the maturity of the Term Loan. If there is a significant drop in interest rates in the future, this interest rate swap derivative could potentially qualify again as a cash flow hedge.

Modiv Inc.
(Loss) Earnings Per Share - Last Five Quarters

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Numerator - Basic:
Net (loss) income	$(4,578,921)	$720,735	$4,450,767	$2,390,344	$(12,073,164)
Net loss (income) attributable to noncontrolling interest in Operating Partnership	816,199	42,508	(528,540)	(219,214)	1,928,029
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders	$(4,684,597)	$(158,632)	$3,000,352	$1,249,255	$(11,067,010)

Numerator - Diluted:
Net (loss) income	$(4,578,921)	$720,735	$4,450,767	$2,390,344	$(12,073,164)
Less: preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders	$(5,500,796)	$(201,140)	$3,528,892	$1,468,469	$(12,995,039)

Denominator:
Weighted average shares outstanding - basic	7,532,452	7,487,728	7,449,968	7,478,973	7,533,158
Operating Partnership Units - Class C (a)	—	—	1,312,382	1,312,382	—
Operating Partnership Units - other (b)	—	—	1,418,193	1,430,135	—
Weighted average shares outstanding - diluted	7,532,452	7,487,728	10,180,543	10,221,490	7,533,158

(Loss) income per share attributable to common stockholders:
Basic	$(0.62)	$(0.02)	$0.40	$0.17	$(1.47)
Diluted	$(0.62)	$(0.02)	$0.35	$0.14	$(1.47)

(a)
We issued 1,312,382 Class C OP Units at an agreed upon value of $25.00 per unit in connection with our January 18, 2022 acquisition of a KIA auto dealership property in an “UPREIT” transaction. These units were not included in the computation of Diluted EPS for the quarters ended March 31, 2023, December 31, 2023 and March 31, 2022 because their effect would be anti-dilutive.

(b)
During the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, the weighted average dilutive effect of 1,506,307, 1,395,759 and 1,347,958 shares, respectively, related to other Operating Partnership units were excluded from the computation of Diluted EPS because their effect would be anti-dilutive. There were no other outstanding securities or commitments to issue common stock that would have a dilutive effect for the periods then ended.

Modiv Inc.
FFO and AFFO - Last Five Quarters

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net (loss) income (in accordance with GAAP)	$(4,578,921)	$720,735	$4,450,767	$2,390,344	$(12,073,164)
Preferred stock dividends	(921,875)	(921,875)	(921,875)	(921,875)	(921,875)
Net (loss) income attributable to common stockholders and Class C OP Units	(5,500,796)	(201,140)	3,528,892	1,468,469	(12,995,039)
FFO adjustments:
Depreciation and amortization of real estate properties	3,272,061	4,347,809	3,598,592	3,682,681	3,300,492
Amortization of lease incentives	88,570	88,752	176,296	75,655	71,394
Depreciation and amortization for unconsolidated investment in a real estate property	194,173	203,554	192,551	190,468	190,468
Impairment of real estate investment property	3,499,438	2,080,727	—	—	—
Gain on sale of real estate investments, net	—	(669,185)	(3,932,029)	(720,071)	(6,875,086)
FFO attributable to common stockholders and Class C OP Units	1,553,446	5,850,517	3,564,302	4,697,202	(16,307,771)
AFFO adjustments:
Impairment of goodwill	—	—	—	—	17,320,857
Non-recurring corporate relocation costs	—	500,000	—	—	—
Stock compensation (a)	660,169	660,170	549,240	679,747	511,865
Deferred financing costs (b)	195,212	179,641	101,783	101,781	1,266,725
Non-recurring loan prepayment penalties	—	—	—	—	615,336
Swap termination costs	—	—	—	—	733,000
Due diligence expenses, including abandoned pursuit costs (c)	342,542	25,051	44,863	4,639	586,669
Deferred rents	(1,175,359)	(643,784)	(976,419)	(981,083)	(636,196)
Unrealized (loss) gain on interest rate swaps	1,722,184	505,263	59,000	(589,997)	(788,016)
Amortization of (below) above market lease intangibles	(196,283)	(142,626)	(214,889)	(317,354)	(330,618)
Other adjustments for unconsolidated investment in a real estate property	11,819	5,815	(188)	(188)	(188)
AFFO attributable to common stockholders and Class C OP Units (d)	$3,113,730	$6,940,047	$3,127,692	$3,594,747	$2,971,663

Weighted average shares outstanding:
Basic	7,532,452	7,487,728	7,449,968	7,478,973	7,533,158
Fully diluted (e)	10,351,141	10,195,869	10,180,543	10,221,490	10,193,498
FFO per share:
Basic	$0.21	$0.78	$0.48	$0.63	$(2.16)
Fully diluted	$0.15	$0.57	$0.35	$0.46	$(2.16)
AFFO per share:
Basic	$0.41	$0.93	$0.42	$0.48	$0.39
Fully diluted (d)	$0.30	$0.68	$0.31	$0.35	$0.29

(a)
Stock compensation expense includes (i) amortization of the value of Class P OP Units granted to our Chief Executive Officer and Chief Financial Officer on December 31, 2019; (ii) amortization of the value of Class R OP Units granted to all of our employees, including the Chief Executive Officer and Chief Financial Officer, on January 25, 2021; and (iii) stock granted to our independent directors each quarter as partial consideration for their service as directors.

(b)
Deferred financing costs for the first quarter of 2022 primarily reflect non-cash write-offs of such costs upon refinancing 20 mortgages with the KeyBank credit facility and mortgage repayments related to four asset sales.

(c)
Abandoned pursuit costs for the first quarter of 2023 primarily reflect the write-off of due diligence costs incurred during 2022 and 2023 for a potential acquisition of a portfolio of industrial manufacturing properties that we abandoned due to changes in market conditions. Abandoned pursuit costs for the first quarter of 2022 primarily reflect the write-off of due diligence costs incurred for a portfolio of 10 properties leased to Walgreens, which we abandoned due to inability to obtain the mortgage servicer's approval prior to the contract termination date and changes in market conditions.

(d)	AFFO for the fourth quarter of 2022 includes an early termination fee of $3,751,984 received from Sutter Health.

(e)	Includes the Class C, Class M, Class P and Class R OP Units to compute the weighted average number of shares for each of the five quarters ended March 31, 2023 presented above.

Modiv Inc.
Property Portfolio - FFO and AFFO - First Quarter of 2023

(Unaudited)
	Three Months Ended March 31,
	Industrial Core	Tactical Non-Core (1)	Other Non-Core (2)	Non-Property & Other (3)	Consolidated
Net income (loss) (in accordance with GAAP)	$1,459,256	$708,467	$(3,650,009)	$(3,096,635)	$(4,578,921)
Preferred stock dividends	—	—	—	(921,875)	(921,875)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	1,459,256	708,467	(3,650,009)	(4,018,510)	(5,500,796)
FFO adjustments:
Depreciation and amortization of real estate properties	1,924,868	806,415	540,778	—	3,272,061
Amortization of lease incentives	17,177	—	71,393	—	88,570
Depreciation and amortization for unconsolidated investment in a real estate property	194,173	—	—	—	194,173
Impairment of real estate investment property	—	—	3,499,438	—	3,499,438
FFO attributable to common stockholders and Class C OP Unit holders	3,595,474	1,514,882	461,600	(4,018,510)	1,553,446
AFFO adjustments:
Stock compensation	—	—	—	660,169	660,169
Deferred financing costs	144,269	14,519	36,424	—	195,212
Due diligence expenses, including abandoned pursuit costs	—	—	—	—	—
Deferred rents	13,673	83	328,786	—	342,542
Unrealized loss (gain) on interest rate swap valuation	(579,161)	(604,781)	8,583	—	(1,175,359)
Amortization of (below) above market lease intangibles, net	—	—	—	1,722,184	1,722,184
Other adjustments for unconsolidated investment in a real estate property	(207,712)	—	11,429	—	(196,283)
AFFO attributable to common stockholders and Class C OP Unit holders	11,819	—	—	—	11,819
	$2,978,362	$924,703	$846,822	$(1,636,157)	$3,113,730

Weighted average shares outstanding:
Basic	7,532,452	7,532,452	7,532,452	7,532,452	7,532,452
Fully diluted (4)	10,351,141	10,351,141	10,351,141	10,351,141	10,351,141

FFO Per Share:
Basic	$0.48	$0.20	$0.06	$(0.53)	$0.21
Fully Diluted (5)	$0.35	$0.15	$0.04	$(0.39)	$0.15

AFFO Per Share:
Basic	$0.40	$0.12	$0.11	$(0.22)	$0.41
Fully Diluted (5)	$0.29	$0.09	$0.08	$(0.16)	$0.30

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022, which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease to the State of California's Office of Emergency Services (OES) into one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in the next 24 months; and (iii) our property leased to located in Costco Issaquah, Washington which offers compelling redevelopment opportunities following Costco's lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Other non-core assets includes 11 legacy retail properties and five legacy office properties. We define legacy assets as those inherited through prior mergers and acquisitions activity and such assets that were acquired by different management teams utilizing different investment objectives or underwriting criteria. Of the 16 assets, one office property was classified as held for sale as of March 31, 2023 and is scheduled to close by May 31, 2023. We are considering opportunities for disposition of the remaining 15 properties.

(3)
We do not allocate non-property expenses across our property-specific segments; therefore, we report these expenses separately under the Non-Property & Other caption in the table above. Such expenses can include stock compensation expense, general and administrative, interest rate hedges, and other comprehensive items.

(4)	Weighted average fully diluted shares outstanding includes the following:

(i)	7,532,452 shares of Class C common stock;

(ii)
1,312,382 Class C OP Units issued on January 18, 2022 in connection with the acquisition of the KIA auto dealership property discussed above. This does not include the 287,516 Class C OP Units issued in April 2023 in conjunction with our acquisition of the property in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC.

(iii)
1,189,964 shares of Class C common stock that would result from conversion of 657,949.5 Class M OP Units and 56,029 Class P OP Units assuming a conversion ratio of 1.6667 shares of our Class C Common Stock for each Class M OP Unit and Class P OP Unit outstanding; and

(iv)
316,343 shares of Class C common stock that would result from conversion of Class R OP Units. This does not include 474,515 additional performance-based Class R OP Units that are eligible to be issued by March 31, 2024.

(5)	For the intraperiod allocation, we treat all component per share amounts as fully-diluted to correspond with the consolidated FFO and AFFO results reflected above.

Modiv Inc.
Adjusted EBITDA - Last Five Quarters

(Unaudited)

	Three Months Ended
	March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
Net (loss) income (in accordance with GAAP)	$(4,578,921)		$720,735		$4,450,767		$2,390,344		$(12,073,164)
Depreciation and amortization of real estate properties	3,272,061		4,347,809		3,598,592		3,682,681		3,300,492
Depreciation and amortization for unconsolidated investment in a real estate property	194,173		203,554		192,551		190,468		190,468
Interest expense (a)	4,018,792		2,826,490		2,514,838		1,197,155		1,568,175
Loss on early extinguishment of debt (b)	—		—		—		—		1,725,318
Interest expense on unconsolidated investment in real estate property	95,486		98,073		98,624		98,135		97,645
Impairment of real estate investment property (c)	3,499,438		2,080,727		—		—		—
Impairment of goodwill	—		—		—		—		17,320,857
Stock compensation	660,169		660,171		549,240		679,747		511,865
Due diligence expenses, including abandoned pursuit costs	342,542		25,051		44,863		4,639		586,669
Gain on sale of real estate investments	—		(669,185)		(3,932,029)		(720,071)		(6,875,086)
Adjusted EBITDA (d)	$7,503,740		$10,293,425		$7,517,446		$7,523,098		$6,353,239

Annualized adjusted EBITDA	30,014,960		$41,173,700		$30,069,784		$30,092,392		$25,412,956

Net debt:
Debt	$214,436,983		$197,515,009		$201,365,536		$201,425,173		$165,509,220
Debt of unconsolidated investment in real estate property (e)	9,429,343		9,487,515		9,544,131		9,599,182		9,653,689
Cash and restricted cash	(13,280,104)		(8,608,649)		(5,726,888)		(11,705,449)		(25,344,063)
Cash of unconsolidated investment in real estate property (e)	(420,947)		(218,424)		(341,007)		(585,357)		(458,948)
	$210,165,275		$198,175,450		$204,841,772		$198,733,549		$149,359,898

Net debt / Adjusted EBITDA	7.0	x	4.8	x	6.8	x	6.6	x	5.9	x

(a)
Interest expense in the first quarter of 2023 includes a $1,722,184 unrealized loss on swap valuations and a $746,853 increase over the first quarter of 2022 in interest expense incurred in excess of derivative cash settlements.

(b)
Loss on early extinguishment of debt includes non-recurring charges for (i) $1,164,998 in non-cash write-offs of deferred financing costs upon refinancing 20 mortgages and the prior credit facility with the KeyBank credit facility and mortgage repayments related to four asset sales; (ii) $615,336 of mortgage prepayment fees; and (iii) $733,000 of swap termination fees related to refinancing four mortgages with the KeyBank credit facility and the related write-off of unrealized valuation losses of $788,016.

(c)
The impairment charge for the first quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc through February 29, 2024. We determined that an impairment charge was triggered by expectations of a shortened holding period and estimated the property's fair value based upon current market comparables. The impairment charge for the fourth quarter of 2022 relates to an office property located in Rocklin, California to reflect net realizable value as a result of its reclassification to asset held for sale. The sale of this property is scheduled to close by May 31, 2023.

(d)	Adjusted EBITDA for the fourth quarter of 2022 includes an early termination fee of $3,781,929 received from Sutter Health.

(e)	Includes our approximate 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash of our unconsolidated investment in real estate property.

Modiv Inc.
Leverage Ratio

(Unaudited)

We calculate our leverage ratio in conformance with the definition used in our KeyBank credit facility as set forth below.

	March 31, 2023	December 31, 2022 (d)
Total Asset Value
Cash and cash equivalents	$13,280,104	$8,608,649
Borrowing base value	403,178,973	408,598,973
Other real estate value (a)	114,673,362	97,340,000
Pro-rata share of unconsolidated investment in a real estate property	28,785,118	28,582,595
Total asset value	$559,917,557	$543,130,217

Indebtedness
Credit facility revolver	$—	$3,000,000
Credit facility term loan	170,000,000	150,000,000
Mortgage debt	44,436,983	44,515,009
Pro-rata share of unconsolidated investment in a real estate property	9,429,343	9,487,515
Total indebtedness	$223,866,326	$207,002,524

Leverage Ratio	40%	38%

(a)	The increase in other real estate value primarily reflects first quarter acquisitions which had not been added to the Borrowing Base as of March 31, 2023.

Modiv Inc.
Capitalization as of March 31, 2023

(Unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$50,000,000
% of Total Capitalization	13%

COMMON EQUITY
Shares of Class C Common Stock	7,568,322
OP Units (Class M, Class P, Class R and Class C)	2,818,689
Total Class C Common Stock and OP Units	10,387,011
Price Per Share / Unit at March 31, 2023	$10.63
IMPLIED EQUITY MARKET CAPITALIZATION	$110,413,927
% of Total Capitalization	30%

DEBT
Mortgage Debt
Costco Property	$18,850,000
Taylor Fresh Foods Property	12,350,000
OES Property	13,236,983
Total Mortgage Debt	$44,436,983
KeyBank Credit Facility
Revolver	$—
Term Loan (a) & (b)	170,000,000
Total Credit Facility	$170,000,000
TOTAL DEBT	$214,436,983
% of Total Capitalization	57%
% of Total Debt - Floating Rate Debt	—%
% of Total Debt - Fixed Rate Debt (a) & (b)	100%
% of Total Debt	100%
ENTERPRISE VALUE
Total Capitalization	$374,850,910
Less: Cash and Cash Equivalents	(13,280,104)
Enterprise Value	$361,570,806

(a)
On May 10, 2022, we purchased a five-year swap at 2.258% on our $150,000,000 term loan that results in a fixed interest rate of 3.858% when our leverage ratio is less than or equal to 40%. As part of this transaction, we sold a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

(b)
On October 26, 2022, we purchased another five-year swap at 3.440% on our $100,000,000 term loan commitment that will result in a fixed interest rate of 5.04% when our leverage ratio is less than or equal to 40%. As part of this transaction, we sold a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

Modiv Inc.
Consolidated Balance Sheets

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Real estate investments:
Land	$103,919,101	$103,657,237
Buildings and improvements	338,027,128	329,867,099
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	20,085,465	19,499,749
Total investments in real estate property	466,460,694	457,453,085
Accumulated depreciation and amortization	(50,024,383)	(46,752,322)
Total investments in real estate property, net	416,436,311	410,700,763
Unconsolidated investment in a real estate property	9,997,292	10,007,420
Total real estate investments excluding real estate investments held for sale, net	426,433,603	420,708,183
Real estate investments held for sale, net	5,255,725	5,255,725
Total real estate investments, net	431,689,328	425,963,908
Cash and cash equivalents	13,280,104	8,608,649
Tenant receivables	8,653,550	7,263,202
Above-market lease intangibles, net	1,808,483	1,850,756
Prepaid expenses and other assets	5,904,737	6,100,937
Interest rate swap derivative	3,485,684	4,629,702
Assets related to real estate investments held for sale	15,939	12,765
Total assets	$464,837,825	$454,429,919
Liabilities and Equity
Mortgage notes payable, net	$44,338,481	$44,435,556
Credit facility revolver	—	3,000,000
Credit facility term loan, net	168,140,752	148,018,164
Accounts payable, accrued and other liabilities	7,338,674	7,649,806
Below-market lease intangibles, net	9,724,717	9,675,686
Interest rate swap derivatives	1,327,342	498,866
Liabilities related to real estate investments held for sale	51,918	117,881
Total liabilities	230,921,884	213,395,959

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of March 31, 2023 and 2022	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized, 7,822,940 shares issued and 7,568,322 shares outstanding as of March 31, 2023 and 7,762,506 shares issued and 7,512,353 shares outstanding as of December 31, 2022	7,823	7,762
Class S common stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in-capital	279,565,984	278,339,020
Treasury stock, at cost, 254,618 and 250,153 shares held as of March 31, 2023 and December 31, 2022, respectively	(4,211,300)	(4,161,618)
Cumulative distributions and net losses	(124,790,431)	(117,938,876)
Accumulated other comprehensive income	3,289,446	3,502,616
Total Modiv Inc. equity	153,863,522	159,750,904
Noncontrolling interests in the Operating Partnership	80,052,419	81,283,056
Total equity	233,915,941	241,033,960
Total liabilities and equity	$464,837,825	$454,429,919

Modiv Inc.
Property Portfolio - Balance Sheets - First Quarter of 2023

(Unaudited)
	March 31, 2023
	Industrial Core	Tactical Non- Core (1)	Other Non- Core (2)	Non-Property & Other (3)	Consolidated
Assets
Real estate investments:
Land	$48,979,265	$43,387,936	$11,551,900	$—	$103,919,101
Buildings and improvements	206,243,721	83,114,194	48,669,213	—	338,027,128
Equipment	4,429,000	—	—	—	4,429,000
Tenant origination and absorption costs	11,104,811	4,500,352	4,480,302	—	20,085,465
Total investments in real estate property	270,756,797	131,002,482	64,701,415	—	466,460,694
Accumulated depreciation and amortization	(28,022,301)	(11,132,934)	(10,869,148)	—	(50,024,383)
Total investments in real estate property excluding real estate investments held for sale, net, net	242,734,496	119,869,548	53,832,267	—	416,436,311
Unconsolidated investment in a real estate property	9,997,292	—	—	—	9,997,292
Total real estate investments, net	252,731,788	119,869,548	53,832,267	—	426,433,603
Real estate investments held for sale, net	—	—	5,255,725	—	5,255,725
Total real estate investments, net	252,731,788	119,869,548	59,087,992	—	431,689,328
Cash and cash equivalents	—	—	—	13,280,104	13,280,104
Tenant receivables	5,672,664	2,261,779	719,107	—	8,653,550
Above-market lease intangibles, net	1,372,269	—	436,214	—	1,808,483
Prepaid expenses and other assets (4)	1,673,671	39,652	2,011,993	2,179,421	5,904,737
Interest rate swap derivative	—	—	—	3,485,684	3,485,684
Assets related to real estate investments held for sale	—	—	15,939	—	15,939
Total assets	$261,450,392	$122,170,979	$62,271,245	$18,945,209	$464,837,825
Liabilities and Equity
Mortgage notes payable, net	$12,218,789	$32,119,692	$—	$—	$44,338,481
Credit facility term loan	109,291,489	30,265,335	28,583,928	—	168,140,752
Accounts payable, accrued and other liabilities	1,860,919	980,213	743,011	3,754,531	7,338,674
Below-market lease intangibles, net	9,558,900	—	165,817	—	9,724,717
Interest rate swap derivatives	—	—	—	1,327,342	1,327,342
Liabilities related to real estate investments held for sale	—	—	51,918	—	51,918
Total liabilities	132,930,097	63,365,240	29,544,674	5,081,873	230,921,884

Commitments and contingencies

Total Modiv Inc. equity, net of due to affiliates	128,520,295	58,805,739	32,726,571	(66,189,083)	153,863,522
Noncontrolling interests in the Operating Partnership	—	—	—	80,052,419	80,052,419
Total equity	128,520,295	58,805,739	32,726,571	13,863,336	233,915,941
Total liabilities and equity	$261,450,392	$122,170,979	$62,271,245	$18,945,209	$464,837,825

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022, which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease to the State of California's Office of Emergency Services (OES) into one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in the next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco's lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Other non-core assets includes 11 legacy retail properties and five legacy office properties. We define legacy assets as those inherited through prior mergers and acquisitions activity and such assets that were acquired by different management teams utilizing different investment objectives or underwriting criteria. Of the 16 assets, one office property was classified as held for sale as of March 31, 2023 and is scheduled to close by May 31, 2023. We are considering opportunities for disposition of the remaining 15 properties.

(3)
We do not allocate non-property expenses across our property-specific segments; therefore, we report these expenses separately under the Non-Property & Other caption in the table above. Such expenses can include stock compensation expense, general and administrative, interest rate hedges, and other comprehensive items.

(4)	Non-Property & Other prepaid expenses and other assets include deferred financing fees on our Revolver and prepaid directors and officers insurance.

Modiv Inc.
Debt Overview

(Unaudited)

	Outstanding Balance
Collateral	March 31, 2023	December 31, 2022	Contractual Interest Rate	Effective Interest Rate	Loan Maturity
Mortgage Notes:
Costco property	$18,850,000	$18,850,000	4.85%	4.85%	1/1/2030
Taylor Fresh Foods property	12,350,000	12,350,000	3.85%	3.85%	11/1/2029
OES property	13,236,983	13,315,009	4.50%	4.50%	3/9/2024
	44,436,983	44,515,009
Plus unamortized mortgage premium	92,962	119,245
Less unamortized deferred financing costs	(191,464)	(198,698)
Mortgage notes payable, net	44,338,481	44,435,556

KeyBank Credit Facility (a):
Revolver	—	3,000,000	(b)	(b)	1/18/2026
Term loan	170,000,000	150,000,000	(c)	(c)	1/18/2027
Total Credit Facility	170,000,000	153,000,000
Less unamortized deferred financing costs	(1,859,248)	(1,981,836)
	168,140,752	151,018,164
Total debt, net	$212,479,233	$195,453,720

(a)
Our Credit Facility which aggregates $400,000,000 is comprised of a $150,000,000 Revolver and a $250,000,000 Term Loan. The Credit Facility includes an accordion option that allows us to request additional Revolver and Term Loan lender commitments up to a total of $750,000,000. As of May 12, 2023, the $250,000,000 Term Loan is fully drawn and the Revolver has no outstanding balance.

(b)
The interest rate on the Revolver is based on our leverage ratio at the end of the prior quarter. With our leverage ratio at 38% as of December 31, 2022, the spread over the Secured Overnight Financing Rate (‘‘SOFR’’), including a 10 basis point credit adjustment, is 165 basis points and the interest rate on the Revolver was 6.713% as of May 12, 2023, however there was no outstanding balance. We also pay an annual unused fee of up to 25 basis points on the Revolver, depending on the daily amount of the unused commitment.

(c)
To mitigate the risk of rising interest rates, on May 10, 2022, we purchased a five-year swap at 2.258% on the $150,000,000 term loan that results in a fixed interest rate of 3.858% when our leverage ratio is less than or equal to 40%. As part of this transaction, we agreed to a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. On October 26, 2022, we purchased another five-year swap at 3.440% on our $100,000,000 term loan commitment which results in a fixed interest rate of 5.04% when our leverage ratio is less than or equal to 40%. As part of this transaction, we sold a one-time option to terminate the swap on December 31, 2024, which reduced the swap rate. Under our Credit Agreement, the interest rate will continue to vary based on our leverage ratio.

Modiv Inc.
Covenants

Credit Facility and Mortgage Notes Covenants

The following is a summary of key financial covenants for our credit facility and mortgage notes, as defined and calculated per the terms of the facility's credit agreement and the mortgage notes' governing documents, respectively, which are included in our filings with the U.S. Securities and Exchange Commission. These calculations, which are not based on U.S. GAAP measurements are presented to demonstrate that as of March 31, 2023, we believe we are in compliance with the covenants.

Unsecured Credit Facility Covenants	Required	March 31, 2023
Maximum leverage ratio	<60%	40%
Minimum fixed charge coverage ratio	>1.50x	1.90x
Maximum secured indebtedness ratio	40%	8%
Minimum consolidated tangible net worth	$211,233,527	$285,397,023
Minimum investment grade tenants in borrowing base	30%	42%
Weighted average lease term (years)	7	13

Mortgage Notes Key Covenants	Debt service coverage ratio	March 31, 2023
Costco property	N.A.	N.A.
Taylor Fresh Foods property	1.5	2.9
OES property	1.4	1.9

Modiv Inc.
Real Estate Acquisitions

(Unaudited)

The following table summarizes our property acquisition activity during each of last five quarters ended March 31, 2023:

Q1 2023
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Plastic Products	Industrial	148,012	5.8	3.0%	$6,368,776	7.5%	9.2%
Stealth Manufacturing	Industrial	55,988	20.0	2.5%	5,500,000	7.7%	9.8%
		204,000			$11,868,776		9.5%

Q4 2022
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
None		—	—	—%	$—	—%	—%

Q3 2022
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)		Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Producto, two properties acquired in upstate New York	Industrial	72,373	20.0		2.0%	$5,343,862	7.21%	8.8%
Valtir, four properties acquired in Ohio, South Carolina, Texas and Utah	Industrial	293,612	20.0	(a)	2.3%	23,375,000	7.70%	9.7%
		365,985				$28,718,862		9.5%

Q2 2022
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Lindsay Precast, eight properties acquired in Colorado (3), Ohio (2), North Carolina, South Carolina and Florida	Industrial	618,195	25.0	2.0%	$56,150,000	6.65%	8.5%

Q1 2022
Tenant and Location	Property Type	Area (Square Feet)	Lease Terms (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
KIA, Carson, CA	Retail	72,623	25.0	2.0%	$69,275,000	5.7%	7.3%
Kalera, Saint Paul, MN	Industrial	78,857	20.0	2.5%	8,079,000	7.0%	8.9%
		151,480			$77,354,000		8.1%

(a)	The South Carolina and Ohio properties have a 25-year master lease and the Texas and Utah properties have a 15-year master lease.

Modiv Inc.
Real Estate Dispositions

(Unaudited)

The following table summarizes our property disposition activity during each of last five quarters ended March 31, 2023.

Q1 2023
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
None		—	$—	$—	$—	$—	$—	—%

Q4 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Raising Cane's, San Antonio, TX	Retail	3,853	$3,644,221	$4,313,045	$3,504,097	$139,763	$669,185	5.7%

Q3 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Williams Sonoma, Summerlin, NV	Office	35,867	$7,211,012	$9,300,000	$7,339,316	$335,748	$1,624,936	7.4%
Wyndham, Summerlin, NV	Office	41,390	10,116,502	12,900,000	9,960,478	632,429	2,307,093	7.4%
		77,257	$17,327,514	$22,200,000	$17,299,794	$968,177	$3,932,029	7.4%

Q2 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
EMCOR, Cincinnati, OH	Office	39,385	$6,138,538	$6,525,000	$5,625,571	$179,358	$720,071	7.8%

Q1 2022
Tenant and Location	Property Type	Area (Square Feet)	Acquisition Price	Disposition Price	Net Book Value	Disposition Costs	Gain on Sale	Cap Rate
Bon Secours, Richmond, VA	Office	72,890	$10,842,907	$10,200,000	$9,919,061	$252,344	$28,595	8.1%
Omnicare, Richmond, VA	Flex	51,800	7,324,370	8,760,000	6,650,887	218,489	1,890,624	6.8%
Texas Health, Dallas, TX	Office	38,794	7,689,924	7,040,000	6,784,168	168,352	87,480	7.9%
Accredo, Orlando, FL	Office	63,000	10,710,500	14,000,000	8,682,338	449,275	4,868,387	7.3%
		226,484	$36,567,701	$40,000,000	$32,036,454	$1,088,460	$6,875,086	7.5%

Modiv Inc.
Top 10 Tenants

(Unaudited)

Tenant	Industry	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
KIA of Carson	Tactical Non-Core	$4,184,271	12%	72,623	2%
Lindsay	Industrial Core	3,802,601	11%	618,195	18%
Costco Wholesale	Tactical Non-Core	2,381,180	7%	97,191	3%
AvAir	Industrial Core	2,330,163	7%	162,714	5%
3M	Industrial Core	1,862,190	5%	410,400	12%
Valtir	Industrial Core	1,824,972	5%	293,612	9%
Taylor Fresh Foods	Industrial Core	1,645,007	5%	216,727	6%
FUJIFILM Dimatix (a)	Industrial Core	1,642,923	5%	91,740	3%
Cummins	Non-Core	1,399,315	4%	87,230	3%
Northrop Grumman	Industrial Core	1,280,614	4%	106,592	3%
Total Top 10 Tenants		$22,353,236	65%	2,157,024	64%

(a)	Reflects our approximate 72.71% tenant-in-common interest (“TIC Interest”).

Modiv Inc.
Property Type

(Unaudited)

Property	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial Core, including TIC Interest	29	$21,234,259	61%	2,744,979	81%
Tactical Non-Core (1)	3	8,186,799	23%	276,406	8%
Non-Core	16	5,530,141	16%	355,061	11%
Total Properties	48	$34,951,199	100%	3,376,446	100%

Pro-Forma Property Type (2)
Property	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial Core, including TIC Interest	36	$28,063,731	67%	3,692,509	86%
Tactical Non-Core (1)	3	8,186,799	20%	276,406	7%
Non-Core	16	5,530,141	13%	314,951	7%
Total Properties	55	$41,780,671	100%	4,283,866	100%

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022. This acquisition was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 in Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease with the State of California’s Office of Emergency Services (OES) for one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco’s lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Reflects the acquisitions of properties subsequent to March 31, 2023 located in: (i) Gap, Pennsylvania leased to Lindsay Precast, LLC; (ii) Reading, Pennsylvania leased to Summit Steel and Manufacturing, LLC; (iii) Roscoe, Illinois leased to Pacific Bearing Company; (iv) Lansing, Michigan leased to Cameron Tool Company, LLC; (v) Detroit Lakes and Plymouth, Minnesota and Ashland, Ohio leased to S.J. Electro Systems, LLC; and (vi) Alleyton, Texas leased to Titan Production Equipment, LLC.

Modiv Inc.
Tenant Industry Diversification

(Unaudited)

Industry	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Automobile & Components	2	$4,980,589	14%	148,623	4%
Manufacturing	7	4,390,515	13%	633,582	19%
Transportation	5	4,155,134	12%	456,326	14%
General Retailers	12	3,827,710	11%	244,854	7%
Precast Concrete	8	3,802,601	11%	618,195	18%
Technology Hardware & Equipment	2	2,231,973	6%	130,240	4%
Food, Beverage & Tobacco	2	2,227,090	6%	295,584	9%
Defense	2	2,139,039	6%	153,633	5%
Materials	1	1,862,190	5%	410,400	12%
Government	2	1,597,225	5%	117,606	3%
Commercial & Professional Services	2	1,579,680	4%	70,567	2%
Consumer Services	1	924,000	3%	50,000	1%
Pharmaceuticals, Biotechnology & Life Sciences	1	649,125	2%	20,800	1%
Energy	1	584,328	2%	26,036	1%
Total	48	$34,951,199	100%	3,376,446	100%

Modiv Inc.
Tenant Geographic Diversification

(Unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	13	$12,355,459	35%	600,395	18%
Arizona	2	3,975,169	11%	379,441	11%
Ohio	7	3,147,869	9%	644,021	19%
Florida	3	2,705,863	8%	237,329	7%
Washington	1	2,381,179	7%	97,191	3%
Illinois	1	1,862,190	5%	410,400	12%
Minnesota	3	1,496,989	4%	282,044	8%
Tennessee	1	1,399,315	4%	87,230	3%
North Carolina	2	1,377,670	4%	134,576	4%
Texas	3	1,235,270	4%	91,913	3%
South Carolina	2	885,404	3%	129,909	4%
Colorado	3	839,568	2%	98,994	4%
Utah	1	503,857	2%	72,498	2%
New York	2	390,392	1%	72,373	2%
Maine	2	205,400	1%	18,126	—%
Georgia	1	103,607	—%	10,906	—%
Pennsylvania	1	85,998	—%	9,100	—%
Total	48	$34,951,199	100%	3,376,446	100%

Modiv Inc.
Lease Expirations

(Unaudited)

10 Years and Thereafter Lease Expirations

As of March 31, 2023
Year	Number of Leases Expiring	Leased Square Footage Expiring	Percentage of Leased Square Footage Expiring	Cumulative Percentage of Leased Square Footage Expiring	Annualized Base Rent Expiring	Percentage of Annualized Base Rent Expiring	Cumulative Percentage of Annualized Base Rent Expiring
April to December 2023 (1)	1	40,110	1.2%	1.2%	—	—%	—%
2024	2	163,230	4.8%	6.0%	1,840,633	5.3%	5.3%
2025	4	154,933	4.6%	10.6%	3,718,240	10.6%	15.9%
2026	5	280,740	8.3%	18.9%	4,834,094	13.8%	29.7%
2027	1	64,637	1.9%	20.8%	904,572	2.6%	32.3%
2028	2	166,839	4.9%	25.7%	844,360	2.4%	34.7%
2029	3	134,714	4.0%	29.7%	2,371,475	6.8%	41.5%
2030	5	45,278	1.3%	31.0%	463,363	1.3%	42.8%
2031	—	—	—%	31.0%	—	—%	42.8%
2032	2	177,204	5.3%	36.3%	2,699,163	7.7%	50.5%
2033	—	—	—%	—%	—	—%	—%
Thereafter	23	2,148,761	63.7%	100.0%	17,275,299	49.5%	100.0%
Total	48	3,376,446	100.0%		$34,951,199	100.0%

(1)	Reflects one retail property held for sale formerly leased to Gap for which the lease term expired in February 2023. The sale of this property is scheduled to close by May 31, 2023.

Modiv Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rent, amortization of in-place lease valuation intangibles, acquisition-related costs, deferred financing fees, asset impairment write-downs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence costs for abandoned pursuits.

We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. We believe that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure. Furthermore, as described in the notes to our unaudited condensed consolidated financial statements, the conversion ratios for units of Class M limited partnership interest in the Operating Partnership, units of Class P limited partnership interest in the Operating Partnership and units of Class R limited partnership interest (“Class R OP Units”) in the Operating Partnership can increase if the specified performance hurdles are achieved.

Adjusted EBITDA
We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses and write-offs of due diligence costs for abandoned pursuits We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

Net Debt

We define Net Debt as gross debt less cash and cash equivalents and restricted cash.

Leverage Ratio

We define our Leverage Ratio as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash and cash equivalents.

Annualized Base Rent (“ABR”)

ABR represents contractual annual base rent for the next 12 months.

Initial Cap Rate

We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Weighted Average Cap Rate

We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.